Exhibit 99 (b)

HUMANKIND BENEFIT CORPORATION

BOARD OF DIRECTORS
POWER OF ATTORNEY

I , James J. Katz, President of Humankind Benefit Corporation (the “Company”), hereby appoint to Paul F. Leone, Secretary to the Company, as my true and lawful agent and Attorney-in-Fact, with full power of substitution, and with the full power to sign for me and in my name in the following capacities relating to business of the Company: all Pre-Effective Amendments to any Registration Statement; any and all subsequent Post-Effective Amendments to said Registration Statements; any supplements or other instruments in connection therewith; and generally to do all such things in my name and on my behalf in connection therewith as said Attorney-in-Fact deems, together or individually, necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, or requirements of any federal or state regulatory agency in connection with the filing and effectiveness of any Registration Statement, as amended, and all related requirements of any federal or state regulatory agency.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

WITNESS my hands on this 8th day of February, 2021.

/s/ James Katz
James Katz